UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15 (d) of the
                Securities Exchange Act of 1934

     Date of Report    (Dates of earliest event reported):
                         April 24, 2002

                           CACHE INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


     Florida                    0 -10345             59 -1588181
   ----------------     ------------------------    ---------------
   (State or other      (Commission File Number)    (IRS Employer
    jurisdiction of                                  Identification
    Incorporation)                                   Number)



            1460 Broadway, New York, New York 10036
            ----------------------------------------
            (Address of principal executive offices)

         Registrant's telephone number: (212) 575-3200

ITEM 5. OTHER EVENTS

        See the attached press release, which is incorporated herein by reference, regarding:

        1.    2002 first quarter earnings, filed as Exhibit 99.1; and

        2. The resignation of Roy Smith and Mae Soo Hoo from their positions on the Board of Directors, as well as their Executive Vice President positions, filed as Exhibit 99.1; and

        3. The appointment of David Desjardins as Executive Vice President and Director of Stores for Cache and Lillie Rubin and Bonnie Fox as Vice President of Merchandising and General Merchandise Manager for Cache stores, filed as Exhibit 99.1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (d)    Financial Statements of Businesses Acquired

              None

       (e)    Pro Forma Financial Information

              None

       (f)    Exhibits

              99.1 Press release issued by Cache, Inc. on April 18, 2002

                                SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:    April 24, 2002     CACHE, INC.
                                  (Registrant)



                                  By: /s/  Brian Woolf
                                  --------------------------------------------
                                           Brian Woolf
                                  On behalf of Cache, Inc. and in his capacity
                                  as Chairman and Chief Executive Officer
                                  (Principal Executive Officer)




                                  By: /s/ Victor J. Coster
                                  ---------------------------------------------
                                          Victor J. Coster
                                  On behalf of Cache, Inc. and in his capacity
                                  as Treasurer and Secretary
                                  (Principal Accounting Officer)

                            INDEX OF EXHIBITS



          Exhibit           Description                             Page
          -------     ----------------------------------            ----

           99.1       Press Release issued by Cache, Inc              5
                           on April 18, 2002

                                   EXHIBIT 99.1

                         APRIL 18, 2002

                     FOR IMMEDIATE RELEASE

                          CACHE, INC.

                NASDAQ COMMON STOCK SYMBOL CACH

           CACHE REPORTS RECORD FIRST QUARTER RESULTS



     New York, New York   April 18, 2002   Cache inc., (NASDAQ:CACH), a
specialty chain of exclusive women's apparel stores with 224 stores open (199 Cache stores and 25 Lillie Rubin stores) reported record results for the thirteen week period ended March 30, 2002.

     Net sales increased $3,452,000 or 8% to $47,643,000 during the thirteen week period ended March 30, 2002, as compared to the same period in Fiscal 2001. Same store sales increased 5% for the Fiscal 2002 period. Net income increased to $1,856,000 or $0.20 per share for the Fiscal 2002 period, from $1,198,000 or $0.13 per share for the Fiscal 2001 period. Last year's results contained a favorable litigation settlement, which had the effect of increasing results by approximately $964,000 or $.10 per share.

     Mr. Brian Woolf, Cache's Chairman commented, "We were pleased with the increase in operating net income in 2002, particularly when measured against last year. On a per share basis, operating earnings increased from $0.03 last year, before the positive impact of a litigation settlement, to $0.20 this year. Our earnings improvement can be directly attributed to the changes we instituted last year in our merchandising process. Our gross margins improved by 660 basis points in the first quarter of this year. We are optimistic this trend will continue to favorably impact earnings in subsequent quarters."

     The Company also announced the recent appointment of Mr. David Desjardins as Executive Vice President, Director of Cache and Lillie Rubin stores and the appointment of Ms. Bonnie Fox as Vice President of Merchandising and General Merchandise Manager for Cache stores.

     Mr. Desjardins most recently served as Regional Vice President of Stores for Express and prior to that, Director of Operations at Limited Stores, divisions of The Limited, Inc. In addition, Mr. Desjardins brings many years of experience from all three divisions of Gap, Inc. Ms. Fox brings to Cache her experience, both in retailing as well as in manufacturing. Most recently, she held the position of Vice President of Merchandising at Maggy London.

     Mr. Woolf additionally commented, "Both Bonnie and David have extensive experience which will benefit our Company."

     Separately, the Company announced Mr. Roy Smith, Executive Vice President and Ms. Mae Soo Hoo, Executive Vice President, have resigned their positions on the Board of Directors, as well as their Executive Vice President positions. Both Mae Soo Hoo and Roy Smith remain employed by the Company.

     A table summarizing financial results follows:

                                               Thirteen Weeks Ended
                                               --------------------

                                             March 30,         March 31,
                                               2002              2001
                                            -----------       -----------

Sales                                       $47,643,000       $44,191,000

Operating Income                            $ 2,872,000       $   308,000

Net Income                                  $ 1,856,000       $ 1,198,000 (a)

Basic and diluted earnings per share              $0.20             $0.13 (a)

Basic weighted average shares outstanding     9,100,000         9,091,000

Diluted weighted average shares outstanding    9,474,000        9,260,000


     (a) - Includes litigation income (net of taxes) of $964,000 or $0.10 per share.


     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise trends, competition and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc. with the Securities and Exchange Commission.















     For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1460 Broadway, New York, New York 10036,
(212) 575-3246.

                                          CACHE, INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                                  (Unaudited)


 <s>                                                               March 30,        December 29,           March 31,
  ASSETS                                                             2002                2001                2001
                                                               -------------       -------------       -------------
  Current assets:                                             <c>                 <c>                 <c>
          Cash and equivalents                                 $  17,198,000       $  12,101,000       $   7,588,000
          Receivables, net                                         3,108,000           4,318,000           4,414,000
          Notes receivable from related parties                      321,000             371,000             371,000
          Inventories                                             26,340,000          21,761,000          26,990,000
          Prepaid income taxes and other tax assets                  395,000             599,000             354,000
          Prepaid expenses                                           619,000             712,000           1,268,000
                                                               -------------       -------------       -------------
               Total current assets                               47,981,000          39,862,000          40,985,000


  Equipment and leasehold improvements, net                       15,819,000          15,906,000          16,148,000

  Other assets                                                       829,000             825,000             866,000
  Deferred income taxes, net                                         536,000             542,000             773,000
                                                               -------------       -------------       -------------

               Total assets                                    $  65,165,000       $  57,135,000       $  58,772,000
                                                               =============       =============       =============


  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities:
          Accounts payable                                     $  17,014,000       $  11,089,000       $  16,375,000
          Income taxes payable                                       846,000               ---                 ---
          Accrued compensation                                     1,381,000           2,135,000           1,071,000
          Accrued liabilities                                      6,625,000           6,441,000           5,771,000
                                                               -------------       -------------       -------------
               Total current liabilities                          25,866,000          19,665,000          23,217,000


  Other liabilities                                                1,114,000           1,164,000           1,349,000

  Commitments and contingencies


  STOCKHOLDERS' EQUITY

         Common stock                                                 91,000              91,000              91,000
         Additional paid-in capital                               19,587,000          19,564,000          19,564,000
         Retained earnings                                        18,507,000          16,651,000          14,551,000
                                                               -------------       -------------       -------------
               Total stockholders' equity                         38,185,000          36,306,000          34,206,000
                                                               -------------       -------------       -------------

               Total liabilities and stockholder's equity      $  65,165,000       $  57,135,000       $  58,772,000
                                                               =============       =============       =============










                                    CACHE, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE THIRTEEN WEEKS ENDED
                                            (Unaudited)


                                                                  March 30,           March 31,
                                                                     2002                2001
                                                               -------------       -------------
  Net sales                                                    $  47,643,000       $  44,191,000
                                                               -------------       -------------

  Costs and expenses
      Cost of sales, including occupancy and buying costs         28,066,000          28,956,000
      Selling, general and administrative expenses                16,705,000          14,927,000
                                                               -------------       -------------
                                                                  44,771,000          43,883,000
                                                               -------------       -------------

  Operating income                                                 2,872,000             308,000
                                                               -------------       -------------

  Other income:
       Interest income                                                51,000              61,000
       Litigation settlement (net)                                     ---             1,518,000
                                                               -------------       -------------
                                                                      51,000           1,579,000
                                                               -------------       -------------

  Income before income tax provision                               2,923,000           1,887,000

  Income tax provision                                             1,067,000             689,000
                                                               -------------       -------------


  Net income                                                   $   1,856,000       $   1,198,000
                                                               =============       =============



  Basic earnings per share                                             $0.20               $0.13
                                                               =============       =============

  Diluted earnings per share                                           $0.20               $0.13
                                                               =============       =============


  Basic weighted average shares outstanding                        9,091,000           9,091,000
                                                               =============       =============

  Diluted weighted average shares outstanding                      9,474,000           9,260,000
                                                               =============       =============


  Number of stores open at end of period                                 224                 215
                                                               =============       =============



